Granite Point Mortgage Trust Inc. Reports
Third Quarter 2025 Financial Results
and Post Quarter-End Update

NEW YORK, November 5, 2025 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended September 30, 2025, and provided an update on its activities subsequent to quarter-end. An earnings supplemental containing third quarter 2025 financial results can be viewed at www.gpmtreit.com.

Third Quarter 2025 Activity

•Recognized GAAP net (loss) attributable to common stockholders of $(0.6) million, or $(0.01) per basic weighted average common share, inclusive of a benefit from credit losses of $1.6 million, or $0.03 per basic weighted average common share.
•Distributable Earnings (Loss)(1) of $(18.9) million or $(0.40) per basic weighted average common share.
•Distributable Earnings (Loss) Before Realized Gains and Losses(1) of $0.9 million, or $0.02 per basic weighted average common share.
•Book value per common share was $7.94, inclusive of $(2.82) per common share of total CECL reserve.
•Declared common stock dividend of $0.05 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Net loan portfolio activity of $(109.7) million in unpaid principal balance
◦$(72.4) million in loan repayments.
▪Inclusive of $(3.4) million partial paydown on a risk rated “5” loan secured by office and retail property located in Chicago, IL.
◦One loan resolution of $(50.0) million, inclusive of a write-off of $(19.4) million.
▪Previously reserved for through a recorded $(22.6) million allowance for credit losses, resulting in a GAAP benefit from provision for credit losses of approximately $3.2 million.
◦Fundings of $12.7 million, inclusive of capitalized interest of $0.4 million.
•Carried at quarter-end a 97% floating rate loan portfolio with $1.8 billion in total loan commitments comprised of over 99% senior loans, with a portfolio weighted average stabilized LTV at origination(2) 65.0% and a realized loan portfolio yield(3) of 7.5%.
•Total CECL reserve of $133.6 million, or 7.4% of total loan portfolio commitments.
•Weighted average loan portfolio risk-rating was 2.8.
•Held two REO(4) properties with an aggregate carrying value of $105.5 million(5).
•Extended the maturity of the secured credit facility to December 2026.
◦Reduced the financing spread by 75 basis points and reduced borrowings by $7.5 million.
•Ended the quarter with $62.7 million in unrestricted cash and Total Leverage Ratio(6) of 1.9x.

Post Quarter-End Update

•So far in Q4’25, funded about $2.3 million on existing loan commitments and received a full loan repayment of $32.7 million.
•Refinanced Maynard, MA, REO with a first mortgage of $18.0 million and a financing spread of S+3.05%.
•As of November 3, 2025, carried approximately $80.1 million in unrestricted cash.

(1)Please see page 5 for Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses definitions and a reconciliation of GAAP to non-GAAP financial information.
(2)The fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.
(3)Provided for illustrative purposes only. Calculations of realized loan portfolio yield are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications. Portfolio yield includes nonaccrual loans.
(4)REO represents "Real Estate Owned".
(5)Includes $9.8 million in other assets and liabilities related to leases.
(6)Borrowings outstanding on repurchase facilities, secured credit facility and CLO’s, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 6, 2025, at 11:00 a.m. ET to discuss third quarter 2025 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor section under the News & Events link. For those unable to attend, a telephone playback will be available beginning November 6, 2025, at 12:00 p.m. ET through November 20, 2025, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13756424. The call will also be archived on the Company’s website in the Investor section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2024, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings (Loss), Distributable Earnings (Loss) Before Realized Gains and Losses, Distributable Earnings (Loss) per basic common share and Distributable Earnings (Loss) Before Realized Gains and Losses per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 5 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2025	December 31, 2024
ASSETS	(unaudited)
Loans held-for-investment	$1,713,583	$2,097,375
Allowance for credit losses	(130,908)	(199,727)
Loans held-for-investment, net	1,582,675	1,897,648
Cash and cash equivalents	62,690	87,788
Restricted cash	11,213	26,682
Real estate owned, net	98,286	42,815
Accrued interest receivable	7,604	8,668
Other assets	43,377	51,514
Total Assets	$1,805,845	$2,115,115
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$438,121	$597,874
Securitized debt obligations	677,084	788,313
Secured credit facility	79,274	86,774
Dividends payable	6,164	6,238
Other liabilities	23,091	16,699
Total Liabilities	1,223,734	1,495,898
Stockholders’ Equity
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common Stock, par value $0.01 per share; 450,000,000 shares authorized, and 47,394,519 shares and 48,801,690 issued and outstanding, respectively	474	488
Additional paid-in capital	1,194,607	1,195,823
Cumulative earnings	(156,899)	(139,556)
Cumulative distributions to stockholders	(456,278)	(437,745)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	581,986	619,092
Non-controlling interests	125	125
Total Equity	582,111	619,217
Total Liabilities and Stockholders’ Equity	$1,805,845	$2,115,115

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Interest Income:	(unaudited)		(unaudited)
Loans held-for-investment	$33,006	$43,031	$100,357	$141,878
Cash and cash equivalents	714	1,266	2,310	4,953
Total interest income	33,720	44,297	102,667	146,831
Interest expense:
Repurchase facilities	8,852	17,365	31,327	57,424
Securitized debt obligations	12,178	16,521	37,462	52,939
Secured credit facility	2,394	2,753	7,497	8,156
Total interest expense	23,424	36,639	76,286	118,519
Net interest income	10,296	7,658	26,381	28,312
Other income (loss):
Revenue from real estate owned operations	3,620	3,792	10,467	6,045
(Provision for) Benefit from credit losses	1,643	(27,911)	(13,111)	(164,219)
Gain/(loss) on real estate owned	—	—	301	—
Gain/(loss) on extinguishment of debt	—	—	—	(786)
Total other (loss)	5,263	(24,119)	(2,343)	(158,960)
Expenses:
Compensation and benefits	4,067	5,375	15,556	16,083
Servicing expenses	862	1,197	2,710	3,971
Expenses from real estate owned operations	5,776	4,827	15,507	8,822
Other operating expenses	1,757	3,166	7,477	8,695
Total expenses	12,462	14,565	41,250	37,571
(Loss) income before income taxes	3,097	(31,026)	(17,212)	(168,219)
(Benefit from) provision for income taxes	62	(2)	131	(4)
Net (loss) income	3,035	(31,024)	(17,343)	(168,215)
Dividends on preferred stock	3,600	3,600	10,801	10,800
Net (loss) income attributable to common stockholders	$(565)	$(34,624)	$(28,144)	$(179,015)
Basic (loss) earnings per weighted average common share	$(0.01)	$(0.69)	$(0.59)	$(3.53)
Diluted (loss) earnings per weighted average common share	$(0.01)	$(0.69)	$(0.59)	$(3.53)
Dividends declared per common share	$0.05	$0.05	$0.15	$0.25
Weighted average number of shares of common stock outstanding:
Basic	47,394,519	50,526,492	48,026,438	50,736,066
Diluted	47,394,519	50,526,492	48,026,438	50,736,066

Net (loss) income attributable to common stockholders	$(565)	$(34,624)	$(28,144)	$(179,015)
Comprehensive (loss) income	$(565)	$(34,624)	$(28,144)	$(179,015)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data) (unaudited)

Three Months Ended
September 30,
2025
Reconciliation of GAAP net (loss) income to Distributable Earnings (Loss)(1):
GAAP net (loss) income attributable to common stockholders	$(565)
Adjustments:
Provision for (Benefit from) Credit Losses	(1,643)
Non-cash equity compensation	896
Depreciation and amortization expense on real estate owned	2,164
Distributable Earnings (Loss) Before Realized Gains and Losses	$852
Write-offs	(19,786)
Distributable Earnings (Loss)	$(18,934)
Distributable Earnings (Loss) Before Realized Gains and Losses per basic weighted average common share	$0.02
Distributable Earnings (Loss) Before Realized Gains and Losses per diluted weighted average common share	$0.02
Distributable Earnings (Loss) per basic weighted average common share	$(0.40)
Distributable Earnings (Loss) per diluted weighted average common share	$(0.40)
Basic weighted average common shares	47,394,519
Diluted weighted average common shares	47,394,519
(1)Beginning with our Annual Report on Form 10-K for the year ended December 31, 2024, and for all subsequent reporting periods ending on or after December 31, 2024, we have elected to present Distributable Earnings (Loss), a non-GAAP measure, as a supplemental method of evaluating our operating performance. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income to stockholders, subject to certain distribution requirements. Distributable Earnings (Loss) is intended to over time serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings (Loss) is considered a key indicator of our ability to generate sufficient income to pay dividends on our common stock, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings (Loss) on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business.
For reporting purposes, we define Distributable Earnings (Loss) as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income (loss) for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income (loss) for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings (Loss) may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings (Loss) only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.
While Distributable Earnings (Loss) excludes the impact of the unrealized non-cash current provision for (benefit from) credit losses, we expect to only recognize such potential credit losses in Distributable Earnings (Loss) if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings (Loss) will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended September 30, 2025, we recorded provision for (benefit from) credit losses of $(1.6) million, which has been excluded from Distributable Earnings (Loss), consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable earnings (Loss) referenced above. During the three months ended September 30, 2025, we recorded $(2.2) million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable Earnings (loss) consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above.
Distributable Earnings (Loss) does not represent Net (loss) income attributable to common stockholders or cash flow from operating activities and should not be considered as an alternative to GAAP Net (loss) income attributable to common stockholders, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings (Loss) may not be comparable to the Distributable Earnings (loss) reported by other companies.
We believe it is useful to our stockholders to present Distributable Earnings (Loss) Before Realized Gains and Losses, a non-GAAP measure, to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.